Exhibit 99.1

          Eagle Broadband Reports Fiscal Year 2004 Results;
 Company Positioned for Growth in 2005 with Industry-Leading Products in High-Growth Markets

    HOUSTON--(BUSINESS WIRE)--Nov. 30, 2004--Eagle Broadband, Inc. (AMEX:EAG), a leading provider of broadband, Internet protocol (IP) and satellite communications technology and services, announced today that the company has filed its Form 10-K with the Securities and Exchange Commission reporting results for the fiscal year ended August 31, 2004.
    Dave Weisman, Chairman and CEO of Eagle Broadband, commented, "2004 was a transition year for Eagle Broadband and Eagle's dedicated staff has accomplished a great deal. During the fiscal year 2004, we executed a major restructuring that included company-wide cost reduction efforts. Eagle is a transformed company and we believe that the majority of the non-cash charges are now behind us and the company is solidly positioned for growth in 2005 and beyond.
    Weisman continued, "We have brought on a new highly qualified management team, launched new products in three new, high-growth target markets and announced a series of solid partnerships and new contracts. Importantly, the opportunities we are going after are larger and more strategically valuable than deals the company was able to pursue in the past. The increased customer acceptance is a strong validation that our products, services and technology are better meeting customer needs. Our strengthened ability to execute on our aggressive business plan, positions us to maximize our results and shareholder value."
    For the fiscal year ended August 31, 2004, the Company reported total net sales of $12.5 million, an increase of 8% compared with $11.6 million in fiscal year 2003. The results reflect a 90% increase in product and broadband services sales over prior year's net sales. Including $27.5 million in non-cash charges, primarily related to the companies financing activities, the net loss for the fiscal year ended August 31, 2004 was $39.0 million, an increase of 7% compared to $36.5 million in fiscal year 2003. Cash used for operating activities in fiscal 2004 was $3.5 million down from $6.1 million in fiscal 2003. At August 31, 2004, cash and marketable securities totaled $2.6 million, with investments in direct financing leases totaling $1.2 million and total assets totaling $70.5 million.
    The results during the September 1, 2003, to August 31, 2004, reporting period reflect additional restructuring and cost reduction efforts, increased sales and continued investments in the Company's three core businesses: IP-based broadband bundled services (Internet, video, voice and security) for residential and business customers, Media Pro IP set-top boxes for hospitality and broadband customers and the SatMAX satellite voice and data communications system for military, government and commercial customers.

    Key operational and financial highlights included:

    -- 90% increase in product and broadband services sales in fiscal year 2004 over prior year's net sales.

    -- 8% increase in total net sales in fiscal year 2004 compared with fiscal year 2003.

    -- 43% reduction in cash used for operating activities in fiscal 2004 compared with fiscal 2003.

    -- Completed company-wide restructuring to reduce costs, divest non-core businesses and non-performing assets and re-focus the company on high growth market opportunities.

    -- Strengthened management team with addition of new CEO, Vice President of Marketing and, subsequent to year end, new CFO, COO, Vice President of Sales and senior sales, marketing and engineering professionals.

    -- Signed new and enhanced video content and programming agreements with broadcasters and movie studios providing new revenue opportunities from the delivery of turnkey, end-to-end IP video solutions for municipalities, utilities, developers and incumbent and competitive telecommunications service providers.

    -- Launched new strategic product offerings including the exclusive SatMAX(TM) satellite communications system and complete line of HDTV-ready IP set-top boxes.

    -- Received signed agreements and received new orders from General Dynamics Interactive, EMT Corporation and other key partners/customers for the companies IP set-top boxes and related services.

    -- Completed $10.6 million in new financing ($3.9 million of which was raised in the fiscal 2004 first quarter) providing capital needed to reduce liabilities and invest in key businesses.

    -- Signed broadband bundled services and SatMAX(TM) joint marketing agreements and/or distribution agreements with key strategic partners including IBM, General Dynamics C4 Systems, SAIC and other key partners/customers.

    --  Achieved certifications and licensing for the Company's
        SatMAX(TM) Non-Line-of-Sight Satellite Communications System, launched new models and added SatMAX(TM) to SAIC's GSA schedule.

    -- Greatly expanded security operations with addition of new sales, marketing and operations staff contributing to strong growth in new security monitoring customers.

    -- Selected by Truckee Donner Public Utility District to provide broadband services to 12,000 homes and businesses within Truckee, California community.

    -- Signed partnership agreement to provide comprehensive broadband services at Lake Las Vegas Resort and surrounding communities in Nevada.

    Looking forward, Weisman added, "We are entering fiscal year 2005 with a multi-million dollar order backlog and solid customer demand in all of our lines of business and target markets. With all of our energies now focused on growth opportunities in Eagle's three core markets, we believe 2005 will be a year of strong revenue growth and improved operating results. Our partners and customers, who include some of the most respected companies in the industry, see real value in Eagle's technology, our unique capabilities and the benefits our products and services offer. We expect to continue to build on the momentum we have achieved across our three core markets."

    About Eagle Broadband

    Eagle Broadband is a leading provider of broadband, Internet Protocol (IP) and satellite communications technology and services. The company's product offerings include an exclusive "four-play" suite of IP-based broadband bundled services with high-speed Internet, cable TV, telephone and security monitoring, and a turnkey suite of financing, network design, operational and support services that enables municipalities, utilities, real estate developers, hotels, multi-tenant owners and service providers to deliver exceptional value, state-of-the-art entertainment and communications choices and single-bill convenience to their residential and business customers. Eagle offers the HDTV-ready Media Pro IP set-top box product line that enables hotel operators and service providers to maximize revenues by offering state-of-the-art in-room entertainment and video services. The company also develops and markets the SatMAX(TM) satellite communications system that allows government, military, homeland security, aviation, maritime and enterprise customers to deliver reliable, non-line-of-sight, voice and data communications services via the Iridium satellite network from any location on Earth. The company is headquartered in Houston, Texas. For more information, please visit www.eaglebroadband.com or call 281-538-6000.

    Forward-looking statements in this release regarding Eagle Broadband, Inc., are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

    CONTACT: Eagle Broadband
             Clareen O'Quinn, 800-628-3910 or 281-538-6000
             coquinn@eaglebroadband.com
             or
             Press & Media Relations:
             CWR & Partners
             Ronnie Welch, 508-222-4802
             ronnie@cwrpartners.com
             or
             Investor Relations:
             The Ruth Group
             David Pasquale or Denise Roche
             646-536-7006/646-536-7008
             dpasquale@theruthgroup.com